UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2017

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue

New York, New York  10016

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                        Results of Operations and Financial Condition.

The information contained in this Item 2.02 of this Current Report on Form 8-K is being furnished by New York Mortgage Trust, Inc. (the “Company”) pursuant to Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and Item 2.02 of Form 8-K, insofar as they disclose preliminary select financial estimates regarding the Company’s results of operations or financial condition as of December 31, 2016.

Preliminary Estimate of Book Value Per Common Share as of December 31, 2016

The preliminary estimate set forth below contains forward-looking statements. You should not place undue reliance on such preliminary estimate because it may prove to be materially inaccurate. The preliminary estimate has not been compiled or examined by the Company’s independent auditors, and it is subject to revision upon completion of the Company’s internal closing process and normal review and the preparation of its audited consolidated financial statements as of and for the year ended December 31, 2016, including all disclosures required by U.S. generally accepted accounting principles, and as the Company’s independent auditors conduct their audit of these financial statements. While the Company believes that such preliminary estimate is based on reasonable assumptions, actual results may vary, and such variations may be material.

On January 17, 2017, the Company announced that it estimates that, when finally determined and after adjusting for the $0.24 common dividend per share it announced on December 15, 2016, the Company’s net book value per common share as of December 31, 2016 will be in the range of $6.10 to $6.18, reflecting a modest decrease from the Company’s book value per common share of $6.34 at September 30, 2016. During the fourth quarter of 2016, market volatility resulted in higher interest rates and wider credit spreads.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.                        Regulation FD Disclosure.

The disclosure contained in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.                        Other Events.

At-the-Market Offering Program Update

On January 17, 2017, the Company announced that during the quarter ended December 31, 2016, the Company issued 1,905,206 shares of its common stock at an average price of $6.87 per share under its at-the-market offering program, resulting in net proceeds to the Company of approximately $12.8 million. For the period January 1, 2017 to January 10, 2017, the Company issued and sold 87,737 shares of its common stock at an average price of $6.68 per share under its at-the-market offering program, resulting in net proceeds to the Company of approximately $0.6 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: January 17, 2017	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer